            THIS INDENTURE made as of the 1st day of March, 1999.

IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT.

B E T W E E N:

            1249462 ONTARIO LIMITED,

            hereinafter called the "Landlord"

                                                    OF THE FIRST PART

            - and -

            INTERNATIONAL MENU SOLUTIONS INC.,

            hereinafter called the "Tenant"

                                                     OF THE SECOND PART

            - and -

            N/A,

            hereinafter called the "Indemnifier"

                                                     OF THE THIRD PART

            WHEREAS the Landlord is the owner of certain lands situated in the City of Vaughan, in the Province of Ontario, and being municipally known as 350 Creditstone Road, Vaughan, Ontario (the "Lands");

            AND WHEREAS that in consideration of the rents, covenants and agreements hereinafter contained on the part of the Tenant to be paid, observed and performed, the Landlord has demised and leased and by these presents does demise and lease unto the Tenant the Leased Premises.

            THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

1.          DEFINITIONS

            IN THIS LEASE:

      (a) "building" means the building in which the Leased Premises are situated;

      (b) "common facilities" means (a) those areas, facilities, utilities, improvements, equipment and installations in the complex that, from time to time, are not designated or intended by the Landlord to be leased to tenants of the complex and (b) those areas, facilities, utilities, improvements, equipment and installations which serve or are for the benefit of the complex and are designated from time to time by the Landlord as part of the common facilities. Common facilities include, without limitation, the parking areas, all entrances and exits thereto, driveways, pedestrian sidewalks, fences, trees, flowers and shrubbery, security systems and general signs which are designated from time to time by the Landlord and which are provided and made available for the general use of the tenants of the complex and their officers, agents, employees and customers, all whether in existence now or constructed and provided subsequent to the date hereof;

      (c) "complex" means all of the buildings and appurtenant lands and facilities, including common facilities, and services of which the premises herein demised form part and situate on the Lands;

      (d) "Leased Premises" means those premises known as Suite 202, 350 Creditstone Road, Vaughan, Ontario, comprising the square feet of Gross Floor Area set out in Section 2(e), more or less, outside measurement (and without deduction for columns and the like) as more particularly described in Schedule "A" hereto, such area being determined by the Landlord acting reasonably;

      (e) "proportionate share" means that ratio of any cost for which the Tenant is required to pay its proportionate share having as numerator the area of the Leased Premises and as denominator the aggregate rentable area of the buildings forming part of the complex, as determined by the Landlord acting reasonably; Provided, should the Leased Premises form part of a building, then, in the context of costs and expenses relative to such building, the term "proportionate share" shall mean that ratio which has as numerator the area of the Leased Premises and as denominator the aggregate rentable area of such building, as determined by the Landlord acting reasonably;

      (f)   "Term" means the term demised by this Lease, as set out in paragraph
            4.

2.          BASIC TERMS

            The basic terms of this Lease, which are hereinafter more fully detailed, are summarized as follows:

                                                            Refer to
                                                            Section
                                                            -------
            (a)   Leased Premises: Suite 202                   1
                                   350 Creditstone Road
                                   Vaughan, Ontario

            (b)   Term: THREE (3)YEARS                         4

            (c)   (i) Commencement Date:                       4
                      Suite 202:   March 1, 1999

                 (ii) Expiry Date: February 28, 2002

            (d)   (i) Basic Rent for Suite 202:

                      Lease Years 1 & 2      $27,229.56 per annum
                                             $2,269.13 per month
                                             ($6.75 per sq. ft. of the
                                             Gross Floor Area of the
                                             Leased Premises per annum)

                      Lease Year 3           $29,246.52 per annum
                                             $2,437.21 per month
                                             ($7.25 per sq. ft. of the
                                             Gross Floor Area of the
                                             Leased Premises per annum)

                 (ii) Basic Rent for Suite 202 Reception:

                      Lease Years 1 & 2      $1,345.08 per annum
                                             $112.09 per month
                                             ($1.25 per sq. ft. of the
                                             Gross Floor Area of the
                                             Leased Premises per annum)

                      Lease Year 3           $1,883.04 per annum
                                             $156.92 per month
                                             ($1.75 per sq. ft. of the
                                             Gross Floor Area of the
                                             Leased Premises per annum)

            (e)   Gross Floor Area of the Leased Premises:     2

                  Suite 202:           4,034 square feet
                  Suite 202 Reception: 1,076 square feet   (470 square feet on
                                                           the 1st floor and 606
                                                           square feet on the
                                                           2nd floor)

            (f)   Deposit:                                     32

                                             Suite 202
                                             ---------
                  (i) Prepaid Rent: Office:  $2,437.21
                      (Last Month)Reception: $  156.92
                      Additional Rent        $1,809.79
                 (ii) G.S.T.                 $  308.27
                                             ---------
                          Total:             $4.712.19
                                             ---------

                      TOTAL                  $4.712.19
                                             =========

            (g) Use of the Leased Premises:                    7(a)

                GENERAL OFFICES

            (h) Name of Business to be carried on
                in the Leased Premises:                        7(c)

                INTERNATIONAL MENU SOLUTIONS INC.

            (i) Address for Service of Notice on Tenant and/or
                Indemnifier:                                   20

                INTERNATIONAL MENU SOLUTIONS INC.
                Suite 202
                350 Creditstone Road
                Vaughan, Ontario

            (j) Address for Service of Notice on Landlord:     20

                1249462 ONTARIO LIMITED
                1 Royal Gate Boulevard
                Woodbridge, Ontario
                L4L 8Z7

                Attention:   President

            (k) Special Provisions, if any: See Schedule "B"

                Schedules

                Plan of Leased Premises:                   Schedule "A"
                Special Provisions                         Schedule "B"

3.          INSPECTION

            The Tenant acknowledges having inspected the Leased Premises and accepts same "as-is" on this date.

4.          TERM

            The term of the Lease ("Term") shall be the period described as Term in Section 2(b), the first day of which (the "Commencement Date") shall be the date described as the Commencement Date in Section 2(c)(i)(A).

5.          BASIC RENT AND ADDITIONAL RENT

      (a) Commencing on the Commencement Date, the Tenant shall pay a fixed minimum annual rent ("Basic Rent") in the amount described as Basic Rent in Section 2(d), to be paid in equal monthly instalments in advance on the first day of each month throughout the Term. For any broken month at the beginning or end of the Term, the Basic Rent shall be pro-rated on a per diem basis.

            Upon the Landlord's architect determining within six (6) months of the Commencement Date the Gross Floor Area of the Leased Premises, all rent and other monies payable by the Tenant pursuant to this Offer and the Lease shall be adjusted accordingly, which adjustment will be retroactive if actual measurement does not occur until after the Commencement Date.

      (b) All other amounts payable by the Tenant to the Landlord pursuant hereto or under the Lease or for any other reason whatsoever ("Additional Rent") shall be deemed to be rent and shall be payable in advance and collectible in the same manner as rent hereunder and under the Lease. The Tenant shall pay all Basic Rent and Additional Rent to the Landlord without any deduction, set-off or abatement whatsoever.

      (c) The Tenant agrees to deliver to the Landlord upon execution of the Lease and hereafter at the beginning of each lease year during the Term a series of twelve (12) monthly post-dated cheques for the ensuing lease year, in amounts conforming with the monthly Basic Rent payment and any Additional Rent estimated by the Landlord in advance plus applicable GST. Following the end of each fiscal year, the Landlord shall adjust the amount of the estimated monthly payments upwards or downwards to reflect the actual Additional Rent for the preceding year and shall retroactively adjust the Additional Rent for the preceding year with any excess of estimated Additional Rent over the actual Additional Rent being remitted to the Tenant and any shortfall therefrom being paid by the Tenant to the Landlord.

6.          TENANT'S PAYMENTS AND OBLIGATIONS

            The Lease shall be absolutely net and carefree to the Landlord save as set out herein and, commencing on the Commencement Date and thereafter throughout the Term, the Tenant shall be responsible for and shall pay for:

      (a) all obligations and costs whatsoever in respect of the Leased Premises and the Tenant's business therein including, without limiting the generality of the foregoing:

            (i) all costs and all obligations in respect of all utilities supplied to or consumed in the Leased Premises, including costs of consumption determined by separate meters installed by the Landlord acting reasonably at the Tenant's expense and, to the extent that the cost of same is not determined by separate meters, then as allocated by the Landlord, acting reasonably;

            (ii) all costs and all obligations of and in respect of heating, ventilating and air conditioning of the Leased Premises subject to section 13 (d), to be the Tenant's proportionate share (as hereinafter defined) thereof or; at the Landlord's option, such other allocation as determined by the Landlord, acting reasonably;

            (iii) all business taxes and other taxes as assessed and billed in respect of the Tenant's business and assets and all taxes attributable to the operation of the business in the Leased Premises; and

            (iv) all taxes, rates, duties, fees or assessments (other than income taxes, wealth taxes and large corporation taxes) levied upon the gross or net rentals or other amounts received by the Landlord from the Tenant, whether referred to as a business transfer tax, goods and services tax, value-added tax, national sales tax or by any other name, and any such costs, charges and expenses suffered by the Landlord may be collected in the same manner as rent with all the rights of distress and otherwise or reserved to the Landlord, in respect of rent arrears.

      (b)   (i)   all realty taxes and all other assessments and duties levied, rated, charged or assessed from time to time in respect of the Leased Premises or if levied, rated, charged or assessed in respect of the Building then the proportionate share (as hereinafter defined) thereof and the proportionate share (as hereinafter defined) of all realty taxes and all other assessments and duties levied, rated, charged or assessed from time to time in respect of the common areas and including the Landlord's capital taxes and any commercial concentration taxes, if applicable; and

            (ii) the proportionate share (as hereinafter defined) of all costs and expenses, without duplication, but subject to Section 13(d), of maintaining, repairing, operating, insuring and managing the Building, including the costs of obtaining the information required to apportion costs, and all common areas including, but not limited to, insurance, utilities and repair and replacement of all fixtures, equipment and facilities as they may relate to or are attributed to by the Landlord to the building and the common areas and excluding costs incurred in connection with the correcting of defaults in or inadequacy of the initial design or construction of the building; unrecovered expenses resulting from the gross negligence of the Landlord, its agents, servants or employees; costs for which the Landlord is otherwise reimbursed by Tenant; and capital expenditures and major maintenance and replacement of essential building systems and costs of base building upgrades, and a management fee of fifteen (15.0%) percent of gross amounts received or receivable by the Landlord in respect of the Project for all Additional Rents but excluding such gross amounts as are received or receivable by the Landlord in respect of the Project pursuant to Section 6(b)(i), all as defined as "Operating Costs" in the Lease.

      (c) The Landlord estimates the additional rent for the Premises for calendar 1999 to be $4.25 per square foot, detailed as to:

                    Taxes               $2.50
                    Maintenance         $1.03
                    Insurance           $0.12
                    Utilities and Other $0.60
                                        -----
                    Total               $4.25
                                        =====

            For the purposes of this Lease, the Tenant's proportionate share shall mean a fraction which has as its numerator the Gross Floor Area of the Leased Premises and as its denominator the total Gross Floor Area of the rentable premises within the Building, grossed up for the purposes of section 6(a)(ii) and 6(b) as if there were no vacancies, as amended from time to time as more fully described in the Lease.

7.          USE OF THE LEASED PREMISES

      (a) The Tenant shall not use or permit the Leased Premises to be used for any purpose other than that described as Use of the Leased Premises in section 2(g).

      (b) At all times throughout the Term, the Tenant shall continuously and actively conduct its business in the whole of the Leased Premises in a first class and reputable manner during normal business hours as established by the Landlord in the municipality in which the Project is located in compliance with the provisions of this Lease and the requirements of all applicable laws and regulations and the Tenant shall keep, operate and maintain the Leased Premises and the building and every part thereof in a clean and sanitary condition and in accordance with all laws, directions, rules and regulations of any government authority having jurisdiction in respect of same.

      (c) The Tenant covenants that the business to be conducted on the Leased Premises shall be known by the name set out as Name of Business on the Leased Premises in Section 1(h) hereof and by no other name whatsoever without the Landlord's prior written consent, which shall not be unreasonably withheld.

      (d) The Tenant shall not erect or permit any signs visible from the common areas of the Building or from the exterior of the Leased Premises which are not in keeping with a class A office building, and in any event, without the Landlord's prior written consent, which shall not be unreasonably withheld. The Landlord acknowledges that a building bulkhead sign as well as a sign at the lot corner is requested by the Tenant and accepted by the Landlord, subject to Landlord's approval of the format of such sign.

      (e)   INTENTIONALLY DELETED

      (f) Except to the extent that same are the Landlord's responsibility pursuant to the terms hereof, the Tenant covenants to maintain, repair and make necessary replacements to the Leased Premises, including all contents thereof and all services, facilities and equipment located in or primarily serving the Leased Premises, all in good order and first class condition in keeping with the standards of a first-class building, subject to section 13 (d).

      (g) If the Leased Premises shall become vacant or not be used for the purpose aforesaid, and remain so for a period of thirty (30) days, or if the Leased Premises shall be used for any purpose other than that for which the same are hereby leased, this Lease shall, at the option of the Landlord, forthwith on written notice to the Tenant, cease and determine and become null and void, and thereupon the instalments of rent accruing and due during the next ensuing three
            (3) months shall immediately become due and payable to the Landlord.

      (h) The Tenant shall not perform acts or carry on any practices which may injure the complex and shall keep the interior of the Leased Premises reasonably clean and free from rubbish and dirt and shall store all trash and garbage within the Leased Premises and arrange for the regular removal of such trash and garbage at such times and during such hours as the Landlord may designate. The Tenant shall not burn any trash or garbage in or about the Leased Premises or anywhere else within the confines of the complex. The Tenant shall not keep or display merchandise on or otherwise obstruct the common facilities adjacent to the Leased Premises.

      (i) The Tenant hereby covenants to the Landlord that after the Commencement Date that the Tenant, its employees, agents, other representatives, customers or contractors shall not permit any unlawful use, storage, manufacturing or disposal of materials or substances deemed to be hazardous or dangerous as defined under federal, provincial or municipal environmental, health or safety laws, policies, guidelines or standards. In the event the nature of the Tenant's business calls for the use of any such hazardous materials or substances during the term of this Lease or any renewal period thereof, the Tenant and its principals shall be held responsible and liable for the clean up work, remedial actions or expenditures (including the cost of any environmental site assessment the Landlord may reasonably require) required to the Leased Premises in the event the levels of concentration of the hazardous materials or substances in the building or ground are found to exceed established governmental decommissioning guidelines in effect during the Term. The obligations of the Tenant as described herein shall survive the expiration of this Lease.

      (j) The Tenant shall not use, exercise or carry on or permit or suffer to be used, exercised or carried on, in or upon the Leased Premises or any part thereof, any noxious, noisome or offensive art, trade, business, occupation or calling, or keep, sell, use or handle and dispose of goods or things which are objectionable, or by which the Leased Premises shall be injured, and shall not cause, permit or suffer anything to be done or continued to be done in or upon the Leased Premises or any part thereof which may be or become a nuisance or annoyance, or which may void or render voidable any insurance upon the building or part thereof. The Tenant shall be responsible for the removal and disposal of all of its hazardous waste, if any, from the Leased Premises, shall pay all costs associated with such removal and disposal, and shall comply with all governmental and regulatory body requirements relating to same. The obligations of the Tenant as described herein shall survive the expiration of this Lease.

8.          INSURANCE

      (a) The Tenant covenants with the Landlord that throughout the term of this Lease, it shall take out and maintain at its sole cost and expense, in the names of the Tenant and the Landlord as their respective interests may appear: (i) insurance covering all property of the Tenant located within the Building, including leasehold improvements and the Tenant's inventory, stock-in-trade, trade fixtures, furniture and moveable equipment and everything in general which the Tenant is obliged to repair or replace by the terms of this Lease on a replacement cost basis which insurance shall include the Landlord as a named insured as the Landlord's interest may appear, provided that any proceeds receivable in the event of loss shall be payable to the Landlord (but the Landlord agrees to make available such proceeds towards the repair or replacement of the insured property if this Lease is not terminated pursuant to any other provision hereof), in an amount of not less than the full replacement cost, with coverage against at least the perils of fire and standard extended coverage, including sprinkler leakages (where applicable), earthquake and flood; (ii) broad form boiler and machinery insurance on a blanket repair and replacement basis; (iii) business interruption insurance to an extent sufficient to allow the Tenant to meet its ongoing obligations to the Landlord and to protect the Tenant against loss of revenues; (iv) public liability and property damage insurance, including personal injury liability, contractual liability, non-owned automobile liability, employees' liability and owners' and contractors protective insurance coverage, written on a comprehensive basis with inclusive limits of not less than TWO MILLION ($2,000,000.00) DOLLARS; (v) tenant's legal liability insurance for the actual cash value of the Leased Premises; (vi) automobile liability insurance with ONE MILLION ($1,000,000.00) DOLLARS inclusive limits; (vii) plate glass insurance; and (viii) any other form of insurance as the Landlord reasonably requires.

      (b) All insurance required to be obtained by the Tenant hereunder shall be on terms and with insurers satisfactory to the Landlord acting reasonably and the amounts referred to herein are subject to increase as the Landlord may from time to time reasonably demand. The Tenant shall promptly furnish to the Landlord certified copies of such insurance policies or certificates of insurance or other evidence satisfactory to the Landlord of such insurance or any renewals thereof upon request by the Landlord. In the event of the failure of the Tenant to so insure or to furnish the Landlord with satisfactory evidence of such insurance or of the renewal thereof the Landlord may from time to time effect such insurance on behalf of the Tenant, and any premium paid by the Landlord shall be payable forthwith by the Tenant upon demand as additional rent.

9.          RIGHT TO USE COMMON FACILITIES

            Subject to the reasonable rules and regulations in this Lease and to such other and further reasonable rules and regulations as the Landlord may make from time to time pertaining to the use of the common facilities, the Tenant shall have for itself and its officers, agents and employees and for the use of its customers the non-exclusive right to use, in common with all others entitled thereto, the common facilities of the complex for their proper and intended purposes during normal business hours.

10.         UTILITIES

            The Tenant shall pay all charges, costs and rates for all utilities supplied to the Leased Premises, including heating, gas, electricity and water, and for all meters, fittings, machines, apparatus and other things used in connection with the supply and installation of such utilities, and for all work and services performed by anyone in connection therewith, and shall be responsible for paying any deposits required by any utility supplier; in the event that any utility is not separately metered, the Tenant shall pay it's share of such cost on such basis as the Landlord may determine.

11.         TENANT'S ALTERATIONS

            The Tenant shall not make any interior alterations which affect the structure of the Leased Premises or the building, including alterations for the purpose of installing any interior or exterior lighting or plumbing fixtures, or exterior decorations or painting, without the previous consent of the Landlord, such consent not to be unreasonably withheld. The Landlord may require that prior to its issuing its consent that the Tenant submit complete plans for any proposed alterations. All fixtures, improvements, installations and alterations heretofore or hereafter made, erected or installed by the Tenant or by the Landlord on behalf of the Tenant to the Leased Premises shall, at the termination of this Lease, be and become the Landlord's property without compensation therefor to the Tenant, and shall remain upon and be surrendered with the Leased Premises as part thereof without disturbance, manipulation or injury at the termination of the term. Notwithstanding anything contained in this paragraph:

      (a) The Tenant may install its usual trade fixtures in the usual manner provided such installation does not damage the structure of the Leased Premises or the building.

      (b) Provided that the Tenant has paid the rent hereby reserved and performed the covenants herein contained and on its part to be performed, the Tenant shall have the right, at the expiration of this Lease, to remove what is commonly regarded as strictly trade fixtures, but the Tenant shall make good any damage or injury caused to the Leased Premises that shall have resulted from such installation and removal.

      (c) The Tenant, subject to Landlord's approval which shall not be unreasonably withheld or delayed, shall be entitled to erect signs in or upon the Leased Premises as it may deem appropriate but provided that the locations, size and quantity or quality of same comply with all local municipal bylaws together with any other authority having jurisdiction over the Leased Premises, such signs shall remain the property of the Tenant and may be removed at its option, provided all damage caused by such erection or removal, if any, shall be repaired properly at the Tenant's expense.

      (d) The Landlord shall have the right at the expiration of the Lease to require the Tenant to remove all fixtures, improvements, installations and alterations heretofore or hereafter made, erected or installed by the Tenant or by the Landlord on behalf of the Tenant to the Leased Premises all at the Tenant's cost and the Tenant shall make good any damage or injury caused to the Leased Premises that shall have resulted from such installation and removal.

12.         TENANT'S COVENANTS AND AGREEMENTS

            The Tenant covenants and agrees with the Landlord as follows:

      (a) All loading and unloading of merchandise, supplies, materials, garbage, refuse and other chattels shall be made only through or by means of such doorways as the Landlord shall reasonably designate in writing from time to time.

      (b) The Tenant shall not register this Lease without the consent of the Landlord. However, upon the request of either the Landlord or the Tenant, the other shall join the execution of a memorandum or so-called short form of this Lease for the purposes of registration. The form of the document shall be subject to the approval of the Landlord's solicitors and shall be registered at the Tenant's cost.

      (c) The Landlord shall not be liable or responsible in any way for any injury of any nature whatsoever that may be suffered or sustained by the Tenant or any employee, agent or customer of the Tenant or any other person who may be upon the Leased Premises, or for any loss of or damage or injury to any property belonging to the Tenant or its employees or to any other person while such property is on the Leased Premises and in particular, but without limiting the generality of the foregoing, the Landlord shall not be liable for any damage or damages of any nature whatsoever to persons or property caused by the failure by reason of breakdown or other cause, to supply adequate drainage, snow or ice removal, or by the interruption of any public utility or service or by steam, water, rain, snow or other substances leaking into, issuing or flowing into any part of the Leased Premises or from the water, stream, sprinkler or drainage pipes or plumbing works of the same or from any other place or quarter or for any damage caused by anything done or omitted by any tenant provided that the breakdown or other cause is remedied in a timely fashion.

            The Tenant shall not be entitled to any abatement of rent in respect of any such condition, failure or interruption of service, and the same shall not constitute an eviction;

      (d) To indemnify and save harmless the Landlord and its directors, officers, employees, agents, subsidiaries and other affiliates from all fines, suits, claims, demand and actions of any kind or nature to which the Landlord shall or may become liable for or suffer:

            (i) in connection with any matter referred to in clause (c) of this paragraph 12 unless attributable to their gross negligence; or

            (ii) by reason of any breach, violation or non-performance by the Tenant of any covenant, representation, warranty, term or provision of this Lease; or

            (iii) by reason of any injury occasioned to or suffered by any person or persons or any property resulting from any wrongful act, neglect or default on the part of the Tenant or any employee, agent or customer of the Tenant.

      (e) In the event the Tenant shall fail to pay any taxes, rates or charges payable by it under this Lease and which shall constitute a lien or charge upon the Leased Premises or upon the complex, the Landlord, after the expiration often (10) days' notice to the Tenant, within which such default shall not have been cured, may pay all or any of the same and all of such payments so made shall constitute rent payable forthwith by the Tenant. The Tenant hereby waives its right to appeal any such taxes, rates or charges unless the Landlord otherwise agrees, acting reasonably.

      (f) If the Tenant does or permits to be done or omitted upon the Leased Premises anything which shall cause an increase in the rate of any insurance upon the building or any part thereof, the Landlord may, at its option, compel the Tenant to restore the Leased Premises to the condition they were in prior to such act or permit the Tenant to continue to do such act, in which case the Tenant shall pay the Landlord the amount by which the insurance premiums in respect of the building or any part thereof shall have been so increased. It is agreed that if any insurance policy upon the building or any part thereof shall be cancelled or the coverage thereunder reduced in any way by the insurer, or if such action is threatened, by reason of the use and occupation of the Leased Premises or any part thereof by the Tenant or by any assignee, sub-tenant or licensee of the Tenant, or by anyone permitted by the Tenant to be upon the Leased Premises, the Tenant shall forthwith remedy the condition giving rise to such cancellation or reduction of coverage or threatened cancellation or reduction of coverage.

      (g) If the Tenant wishes to install any electrical or other equipment which may overload the electrical or other service facilities, the Tenant shall at its own expense make whatever changes are necessary to comply with the reasonable and lawful requirements of the insurance underwriters and governmental authorities having jurisdiction, but no changes shall be made by the Tenant until the Tenant first submits to the Landlord plans and specifications for the proposed work and obtains the Landlord's written approval to make the same, such approval not to be unreasonably withheld.

      (h) The Tenant will observe such reasonable rules and regulations as the Landlord may make pertaining to the operation, reputation, safety, care or cleanliness of the complex and the Leased Premises, the operation and maintenance of the building and equipment, the use of common facilities, display of signs visible outside any premises and other matters affecting the operation of the complex and the establishing and maintaining of a suitable image to customers. The Landlord shall have the right from time to time to change such rules and regulations and shall not be responsible to the Tenant for the non-observance or violation of any such rules and regulations by any other tenant or any person.

      (i) The Tenant shall pay to the Landlord in the manner specified herein, without any deduction, set-off or abatement, all rent hereby reserved and all other amounts which are collectible by the Landlord as rent, and in the event the Tenant shall fail to pay any such amount when due and payable hereunder such amount shall bear interest at the rate of 1.5% per month (18% per annum) until paid. The Tenant shall observe and perform all terms and provisions of this Lease on its part to be observed and performed and shall not do or suffer to be done anything contrary to any term or provision hereof.

      (j) The Tenant shall, at the Tenant's sole cost and expense, comply with all laws, orders, notices, rules and regulations of all municipal, provincial, federal and other applicable governmental authorities, now in force or which hereafter may be in force, pertaining to the Leased Premises and the business carried on within, and will provide the Landlord with notice of any work order, deficiency notice, compliance order, spill or discharge of a contaminant pertaining or relating to the Leased Premises and the business canned on within and will indemnify and save harmless the Landlord from each and every demand, action, cause of action and expense, including solicitors' fees, caused by failure so to do. Landlord agrees, at its cost, to assist Tenant in such manner as is reasonable to satisfy any such work orders or deficiency notices which would initially be required to be satisfied in order for any potential tenant to obtain an occupancy permit for the Leased Premises.

13.         LANDLORD'S COVENANTS AND AGREEMENTS

            The Landlord covenants and agrees with the Tenant as follows:

      (a) That if the Tenant pays the rent hereby reserved and performs the covenants herein on its part contained, it shall and may peaceably possess and enjoy the Leased Premises for the term hereby granted without any interruption or disturbance from the Landlord or any other person or persons lawfully claiming by, from or under it, provided that the Landlord and its agent shall have the right to enter upon the Leased Premises as reasonable times to show such premises to prospective purchasers, encumbrancers, tenants or assignees, the Landlord shall have the right within the three (3) months prior to the termination of the Lease, to place upon the Leased Premises (but not at the entrance of the Leased Premises) a notice of reasonable dimensions and reasonably placed so as not to interfere with the business of the Tenant, stating that the Leased Premises are for sale or to let, and the Tenant agrees that it will not remove such notice or permit the same to be removed.

      (b) To enforce whatever guarantee and warranties, if any, given to the Landlord in respect of the roof and outside walls, foundations and steel assembly of the building.

      (c) To repair and/or replace the paved areas provided the necessity for same does not arise due to the unreasonable use thereof by the Tenant, its agents employees or invitees, but the cost of same shall be added to the Landlord's cost as provided for herein, and shall be recoverable as additional rent.

      (d) That the Tenant is not responsible for structural maintenance or repairs of the Leased Premises, unless such repair or replacement is caused by the negligence of the Tenant, including the heating, air conditioning, electrical wiring, roofing and plumbing.

14.         DAMAGE TO LEASED PREMISES

      (a) If and whenever the Leased Premises shall be destroyed, demolished or damaged by fire or other cause to such an extent that the same shall not be capable with due diligence of being repaired, restored or rebuilt within a period of one hundred and twenty (120) days after the happening of such destruction, demolition or damage, then either the Landlord or the Tenant may terminate this Lease upon thirty (30) days' written notice to the other given within forty-five (45) days of the date of such destruction, demolition or damage, and in such event the Tenant shall thereupon immediately surrender the Leased Premises and this Lease to the Landlord and rent shall be apportioned to the date of such damage, demolition or destruction.

      (b) If the Leased Premises are destroyed, demolished or damages by fire or other cause and notice to terminate this Lease shall not have been given as provided under subparagraph (a) of this paragraph 14, the Landlord shall repair the Leased Premises, excluding the Tenant's fixtures, with all reasonable speed, and (i) if the destruction, demolition or damage is such as to render the Leased Premises wholly unfit for occupancy, all rent under this Lease shall cease from the time of the occurrence thereof until the substantial completion of repairs to the Leased Premises by the Landlord; (ii) if the destruction, demolition or damage is such that the Leased Premises can be partially used by the Tenant all rent hereunder shall be payable in accordance with the terms hereof, provided that rent payable during the whole or any part of the period during which the Leased Premises may be only partially used by the Tenant, shall abate according to the nature and extent of the destruction, demolition or damage from the time of the occurrence of such destruction, demolition or damage until the substantial completion of repairs to the Leased Premises by the Landlord; and (iii) upon the substantial completion of repairs to the Leased Premises by the Landlord all rent under this Lease shall recommence within fifteen
            (15) days, or upon the opening of the Leased Premises for business, whichever is the earlier. For greater certainty it is acknowledged and agreed that the Landlord's work herein shall be funded only by insurance proceeds, and the Landlord's work shall accordingly be delayed until its claims under such insurance have been accepted and it has received the insurer's authorization of the payment of such proceeds to it.

      (c) Any question as to the extent of damage to or destruction of the Leased Premises or the building shall be determined by the Landlord's architect whose decision shall be available to Tenant within fifteen (15) days of the date of the damage and which shall be final and binding and no appeal shall lie therefrom.

15.         RE-ENTRY BY LANDLORD

      (a) Proviso for re-entry by the Landlord on non-payment of rent or non-performance of covenants, subject to the provisions of this Lease.

      (b) If the Tenant shall fail to pay any instalment of rent or other sums payable as rent under this Lease when due and shall allow such default to continue for seven (7) days after notice of such default or if the Tenant shall fail to perform any of the other covenants, conditions or agreements in this Lease on the Tenant's part to be observed, kept or performed, and shall allow any such default to continue for seven (7) days (or such longer period as is reasonably necessary to remedy the default, provided that the correction of the default is commenced within such seven (7) day period and diligently proceeded with) following the giving by the Landlord to the Tenant of written notice of such default or if the Tenant shall without the Landlord's prior written consent fail to move into or take possession of the Leased Premises and open for business as provided in this Lease, then the term of this Lease may at the option of the Landlord and without notice to the Tenant be terminated and the term and estate hereby vested in the Tenant any and all other rights of the Tenant hereunder shall thereupon immediately cease and expire as fully and with like effect as if the entire term of the Lease had elapsed.

      (c) If the Tenant shall default in the performance of any covenant (other than any covenant to pay rent) on its part to be performed under this Lease, the Landlord may, if such default shall continue for seven (7) days following the giving by the Landlord to the Tenant of written notice of such default perform the same for the account of the Tenant, and may enter upon the Leased Premises for that purpose and shall not be liable to the Tenant for any loss or damage to the Tenant's merchandise or business caused by acts of the Landlord in so remedying the default or neglect of the Tenant. If the Landlord at any time is compelled or elects to pay any sum of money or do any act which would require the payment of any sum of money by reason of the failure of the Tenant to comply with any provisions of this Lease or if the Landlord is compelled or elects to incur any expense, including legal fees, by reason of any default of the Tenant under this Lease, the sum or sums, including legal fees so paid by the Landlord with all interest, costs and damages being deemed to be additional rent hereunder and shall be paid by the Tenant to the Landlord forthwith upon demand and upon presentation of proof of payment.

      (d) If the Landlord shall re-enter or if this Lease shall be terminated as aforesaid:

            (i) rent shall immediately become due and be paid up to the time of such re-entry or termination, together with reasonable expenses of the Landlord as set forth in clause (iv) of this subparagraph (d);

            (ii) the Landlord may re-let the Leased Premises or any part thereof, either in the name of the Tenant or otherwise, for a term or terms which may at the Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant reasonable concessions in connection therewith;

            (iii) the Landlord, at its option and in addition to any other remedy it may have, may require the Tenant, or the legal representative of the Tenant, to pay the Landlord as liquidated damages, monthly on the first day of each month following such re-entry or termination until the expiration of the period which would otherwise have constituted the balance of the terms of this Lease, any deficiency between: (a) the average of the amounts paid or payable by the Tenant as rent and additional rent for each month during the period of twelve
                  (12) months immediately preceding such re-entry or termination or for each month during the expired term hereof if less than twelve (12) months; and (b) the amount, if any, of the rent collected on account of the Lease or Leases of the Leased Premises, for each month of the period which would otherwise have constituted the balance of the term of this Lease; and

            (iv) there shall be paid forthwith by the Tenant to the Landlord such reasonable expenses as the Landlord may have incurred in connection with re-letting, including legal costs, solicitors' fees and brokerage, and the expenses of keeping the Leased Premises in good order or of preparing the same for re-letting.

      (e) In the event of a breach or threatened breach by the Tenant of any of the covenants or provisions of this Lease, the Landlord shall have the right to invoke any remedy allowed at law or in equity as if re-entry and other remedies were not provided for in this Lease. Mention in this Lease of any particular remedy shall not preclude the Landlord from any other remedy available to it at law or equity. All rights and remedies granted to the Landlord by the terms of this Lease may be enforced successively, concurrently and/or cumulatively by it.

16.         RIGHT TO DISTRESS

            The Tenant hereby covenants and agrees with the Landlord that in consideration of these presents, and of the leasing and letting by the Landlord to the Tenant of the Leased Premises for the term hereby created (and it is upon that express understanding that these presents are entered into) that notwithstanding anything contained herein or contained in the Commercial Tenancies Act (Ontario) or any other statute which may hereafter be passed to take the place of the said Act, or to amend the same, none of the goods or chattels of the Tenant at any time during the continuance of the term hereby created on the Leased Premises shall be exempt from levy by distress for rent in arrears by the Tenant as provided for by any section or sections of the said Act above-named, or any amendment or amendments thereto, and that upon any claim being made for such exemption by the Tenant or on distress being made by the Landlord this covenant and agreement may be pleaded as an estoppel against the Tenant in any action brought to test the right to the levying upon any such goods as are named as exempted in said section or sections or amendment or amendments thereto, the Tenant waiving, as it hereby does, all and every benefit that could or might have accrued to it under and by virtue of the said section or sections of the said Act or any amendment or amendments thereto for the above covenant.

17.         BANKRUPTCY OR INSOLVENCY OF TENANT

      (a) If the Tenant shall be adjudicated a bankrupt or adjudged to be insolvent, or a receiver or trustee of the Tenant's property and affairs shall be appointed or if the Tenant shall make an assignment for the benefit of creditors in bankruptcy or applies for the appointment of a receiver or if any execution or attachment shall be issued against the Tenant or any of the Tenant's property whereupon the Leased Premises or any portion thereof shall be taken or occupied or attempted to be taken or occupied by someone other than the Tenant and such execution, petition or attachment shall not be set aside, vacated, discharged, disputed by legal proceedings or bonded within seven (7) days after the issuance of same or if the Tenant attempts to make a bulk sale or move the bulk of its fixtures out of the Leased Premises then, in any of such events, the then current month's rent and rent for the next three (3) ensuing months shall immediately become due and be paid and this Lease may at the option of the Landlord be cancelled and terminated, whether or not the term has commenced or whether or not any rent has been prepaid. For the purpose of this Lease accelerated rent shall include all amounts payable by the Tenant as rent and additional rent and shall be calculated on the basis of the average of the amounts thereof so paid by or payable by the Tenant for each month during the period of twelve (12) months immediately preceding such termination or during the expired term of this Lease if less than twelve (12) months. If this Lease shall be so cancelled and terminated, neither the Tenant nor any person claiming through or under the Tenant by virtue of any statute or order of any Court shall be entitled to possession or to remain in possession of the Leased Premises but shall forthwith quit and surrender the Leased Premises, and the Landlord, in addition to other rights and remedies the Landlord has by virtue of any other provisions of this Lease or of any statute or rule of law, may retain on account of liquidated damages any rent, security, deposit or moneys received by it from the Tenant or other on behalf of the Tenant.

      (b) In the event of termination of this Lease under subparagraph (a) of this paragraph 17, the Landlord shall be entitled to recover forthwith from the Tenant as liquidated damages an amount equal to the amount by which:

            (i) an amount equal to the product obtained by multiplying the average of the amounts paid or payable by the Tenant as rent and additional rent for each month during the period of twelve
                  (12) months immediately preceding such termination or during the expired term of this Lease, if less than twelve (12) months, multiplied by the number of months then constituting the unexpired portion of the term in respect of which rent shall not have been paid, exceeds

            (ii) the amount of the rental value of the Leased Premises at the time of termination for the term equal to the unexpired portion of the term both of such amounts discounted at the rate of 5% per annum to present worth.

      (c) In determining the rental value of the Leased Premises for the purpose of subparagraph (b) of this paragraph 17, the rental realized by any re-letting, if such re-letting be accomplished by the Landlord within a reasonable time after termination of this Lease, shall be deemed prima facia to be the rental value.

18.         TRANSFER OF LEASE

      (a) The Tenant, without the previous written consent of the Landlord, which consent may not be unreasonably withheld, shall not assign this Lease or sublet or part with possession of the Leased Premises or any part thereof. The Tenant hereby waives its right to the benefit of any present or future Act of the Legislature of Ontario which would allow the Tenant to assign this Lease or sublet the Leased Premises without the Landlord's consent. The Tenant shall not grant any concession or enter into any licence or franchise to use the Leased Premises or any part thereof.

      (b) Notwithstanding anything contained herein or contained in the Commercial Tenancies Act (Ontario) or any other statute which may hereafter be passed to take the place of the said Act, or to amend the same, the Landlord shall not be deemed to be unreasonable in withholding its consent in the event that the proposed material or substantial change in the use of the Leased Premises to now which is more injurious, as decided upon by the Landlord acting reasonably, than that of the Tenant, in which event it may arbitrarily withhold such consent, and in any event may arbitrarily withhold such consent unless and until the proposed assignee or sublessee shall have agreed in writing with the Landlord to assume and perform each of the covenants and obligations of the Tenant in this Lease insofar as the same pertain to the portion of the Leased Premises being assigned or subletted.

      (c) Notwithstanding any consent to assignment or sublease, the Tenant shall remain fully liable under this Lease and shall not be released from performing any of its covenants, obligations or agreements in this Lease and shall continue to be bound by this Lease.

      (d) If there is a permitted transfer of this Lease, either by assignment or sublet, the Landlord may collect the rents from the assignee, sub-tenant or occupant, all of the foregoing being hereinafter collectively referred to as the "Transferee", and to apply the net amount collected to the rent required to be paid pursuant to this Lease, and no acceptance by the Landlord of any payment by the Transferee shall be deemed a waiver of this covenant, or the acceptance of the Transferee as tenant, or a release of the Tenant from the further performance by the Tenant of the covenants, obligations and agreements on the part of the Tenant herein contained. Any document or consent evidencing such transfer of this Lease, if permitted or consented to by the Landlord, shall be subject to the Landlord's solicitors, acting reasonably, and all legal costs with respect thereto shall be paid by the Tenant to the Landlord forthwith upon demand as additional rent.

      (e) If the Tenant intends to effect a transfer as aforesaid, either by assignment or sublet, then and so often as such event shall occur, the Tenant shall give prior written notice to the Landlord of such intent, specifying therein the proposed Transferee providing such information with respect thereto, including without limitation, information concerning the principals thereof, and as to any credit, financial or business information relating to the proposed Transferee as the Landlord or a mortgagee requires, and the Landlord shall, within thirty (30) days after receipt of all information which is required by it, notify the Tenant in writing either that it consents or does not consent in accordance with the provisions and qualifications of this paragraph 18.

      (f) If the party originally entering into this Lease as Tenant, or any party who subsequently becomes the Tenant by way of assignment or sublease or otherwise as provided for in this Lease, is a corporation then:

            (i) the Tenant and the Indemnifier shall, upon request, provide the Landlord with such information as to the Tenant's or the Indemnifier's financial standing and corporate organization as the Landlord reasonably requires, including the most recent financial statements of the Tenant and the Indemnifier.

            (ii) The Tenant and the Indemnifier shall each provide to the Landlord financial statements prepared by an independent chartered accountant within two (2) weeks of request for same by the Landlord.

19.         LANDLORD'S ADDITIONAL RIGHTS TO TERMINATE AND RE-LET

      (a) In the event of the sale by the Landlord of the complex and to the extent that such purchaser shall have assumed the covenants and obligations of the Landlord hereunder, by written agreement made in favour of the Tenant, the Landlord shall, without further written agreement, be freed and relieved of liability upon such covenants and obligations. The Tenant shall from time to time at the request of the Landlord certify or acknowledge to any mortgagee, purchaser, lessee or assignee, as to the status and validity of this Lease and the state of the Landlord and Tenant's account hereunder.

      (b) If the Leased Premises are expropriated or condemned by any competent authority and upon payment by the Landlord to the Tenant of a pro rata share of the proceeds that Landlord has or will receive in respect of such expropriation or condemnation which are attributable to the Tenant's leasehold improvements:

            (i) the Landlord shall have the right to terminate this Lease by giving ninety (90) clear days' notice in writing to the Tenant; or

            (ii) the Landlord may require the Tenant to vacate the Leased Premises within thirty (30) days from payment by the Landlord to the Tenant of a bonus equal to three months' rent, but payment of the said bonus shall be accompanied or preceded by written notice from the Landlord to the Tenant advising of the Landlord's intent to exercise this option.

      (c) The Tenant agrees to permit the Landlord during the last three months of the term of this Lease to display "For Rent" or "For Sale" signs or both at the Leased Premises (but not at the entrance of the Leased Premises) and to show the Leased Premises to prospective new tenants or purchasers and to permit anyone having written authority of the Landlord to view the Leased Premises at reasonable hours.

20.         NOTICES

            Any written notice provided for in this Lease shall be effectually given to the Landlord by registered mail addressed to or by delivery to the Landlord at the following address:

            1249462 ONTARIO LIMITED
            1 Royal Gate Boulevard
            Woodbridge, Ontario
            L4L 8Z7
            Attention: President

and to the Tenant by registered mail addressed to or by delivery to the Tenant at the Leased Premises and every such notice shall be deemed to have been given upon the day it was so mailed or delivered. Provided any notice as aforesaid may be transmitted by facsimile transmission provided the original thereof is as well sent by ordinary mail, postage prepaid, and in such event shall be deemed to have been received on that date of transmission.

21.         SUBORDINATION

            Subject to the terms of Section 3 of Schedule "B" attached hereto, this Lease and all rights of the Tenant hereunder are subject and subordinate to all mortgages, or deeds of trust or liens which may now or at any time hereafter effect the Leased Premises in whole or in part or the complex in whole or in part and whether or not any such mortgages or deeds of trust or liens shall affect only the Leased Premises or the complex then this Lease and the rights of the Tenant hereunder will be subject and subordinate to all advances made or to be made under the security of such mortgages, deeds of trust or liens. The Tenant covenants and agrees at any time upon notice for the Landlord to attorn to and become a tenant of any mortgagee or trustee under any such mortgage or deed of trust upon the same terms and conditions as are in this Lease. In confirmation of such subordination and agreement to attorn, the Tenant shall execute promptly upon request by the Landlord any certificates, instruments of postponement or attornment or other instruments which may from time to time be requested to give effect thereto.

22.         CONTINUATION OF LEASE

            In the event that the Tenant remains in possession of the Leased Premises after the expiration of the term without objection by the Landlord and without written agreement otherwise providing, the Tenant shall be deemed to be a tenant from month to month, and subject otherwise to the provisions of this Lease insofar as the same are applicable, except that the basic rent will be automatically increased by twenty (20%) percent. PROVIDED that if without the consent or approval of the Landlord or the acceptance of rent by the Landlord, the Tenant shall continue to occupy the Leased Premises, the Landlord may cause it to vacate without notice and with no recourse to legal proceedings and may forcibly eject the Tenant and its belongings and in exercising the foregoing right to the landlord shall not be liable to the Tenant for damages or injuries to persons howsoever caused, and the Tenant covenants and agrees with the Landlord to indemnify and save the Landlord harmless from all claims and demands of every nature and kind arising from or connected with such ejection.

23.         NON-WAIVER

            The waiver or acquiescence of the Landlord in default by the Tenant under any paragraph, subparagraph, clause or subclause of this Lease shall not be deemed to be a waiver of such paragraph, subparagraph, clause or subclause or any subsequent or other default hereunder.

24.         WORK

      (a) All work performed by the Tenant and the Landlord upon the Leased Premises shall be done in a good and workmanlike manner and with first class materials, shall accord with all applicable laws, orders, regulations and requirements of all government and other authorities having jurisdiction, shall be done in compliance with such reasonable rules and regulations as the Landlord or its agents or contractors may make, shall be done in such manner as not to interfere reasonably with any work being done by the Landlord upon the Leased Premises or in other portions of the complex, shall be subject to the reasonable supervision of the Landlord or its agents or contractors.

      (b) The Tenant shall pay promptly all sums due for materials and work supplied or done in connection with its work upon the Leased Premises so as to minimize the possibility of mechanics' liens or other similar liens being registered or claimed against any of the land of the Landlord with respect thereto. If at any time a lien in respect of materials, work or services supplied to or for the Tenant or its contractors in respect of the Leased Premises shall be registered against any of the lands of the Landlord, or notice thereof shall be given to the Landlord, or to a mortgagee or purchaser of any of the lands of the Landlord, or an action shall be commenced in respect of any such lien, or a certificate of action is registered, the Tenant shall forthwith have such registration vacated and such action discontinued. Unless such registration is vacated and such notice withdrawn or such action discontinued within fourteen (14) days of such registration, notice or commencement of action, as the case may be, the Landlord may:

            (i)   terminate this Lease by written notice to the Tenant; or

            (ii) pay, in the name of the Tenant, the amount of the lien, and costs into court, whereupon the Tenant shall forthwith pay to the Landlord the amount so paid by the Landlord plus all costs incurred by the Landlord in connection therewith.

      (c) The Tenant shall furnish to the Landlord all certificates, approvals and evidences of payment with respect to work done and installations made upon the Leased Premises that may be required by any relevant authority or may be reasonably required by the Landlord.

      (d) In the event of any dispute between the Landlord and the Tenant as to whether the provisions of subparagraphs (a), (b) and (c) of this paragraph 24 have been met, the certificate of the Landlord's architect shall be conclusive.

      (e) If an excavation shall be made upon the lands adjacent to the Leased Premises or the building, or shall be authorized to be made, the Tenant shall afford to the person making or authorized to make such excavation, licence to enter upon the Leased Premises for the purposes of doing such work as the Landlord shall deem necessary to preserve any wall of the Leased Premises or the building from injury or damage and to support the same by proper foundations, without any claim for damages or indemnification against the Landlord or diminution or abatement of rent.

25.         RIGHTS OF ENTRY

      (a) The Landlord and any person authorized by the Landlord shall have the right to use, install, maintain and/or repair pipes, wires, ducts or other installations in, under, over or through the Leased Premises for or in connection with the supply of any services to the Leased Premises, the building or any other premises or building in the complex. Such services shall include, without limiting the generality of the foregoing, gas, electricity, water, sanitation, heat, ventilation and air-conditioning.

      (b) When necessary by reason of accident or other cause or in order to make any repairs, alterations, improvements or additions in or relating to the Leased Premises or the building or to other portions of the complex, the Landlord may cause such reasonable and temporary obstruction of common facilities as may be necessary and may interrupt or suspend the supply to the Leased Premises and the building of electricity, water and other services where necessary until such repairs, alterations, improvements or additions shall have been completed. There shall be no abatement in rent because of any such obstruction, interruption or suspension provided that such repairs, alterations, improvements or additions are made as expeditiously as is reasonably possible.

      (c) The Landlord or its agents shall have the right to enter upon the Leased Premises at all reasonable times to view the state of repair, condition and use thereof and to make such decorations, repairs, alterations, improvements or additions as it may deem advisable and the Landlord or its agents shall be allowed to take all material into and upon the Leased Premises that may be required therefor without the same constituting an eviction of the Tenant in whole or in part. The rent shall not abate while such decorations, repairs, alterations, improvements or additions are being made by reason of loss or interruption of the business of the Tenant because of the prosecution of any such work, provided that the same are made as expeditiously as is reasonably possible.

      (d) The Landlord shall not be liable to the Tenant for any interference or inconvenience caused by additional construction permitted under this Lease, provided such additional construction is carried out as expeditiously as is reasonably possible.

26.         LANDLORD'S AND TENANT'S WORK

            N/A

27.         RENEWAL

            If the Tenant duly and regularly pays the rent and performs all of the covenants contained in this Lease on the part of the Tenant, then the Landlord will, upon the expiration of the term, grant to the Tenant a renewal of this Lease for one (1) further term of three (3) years as hereinabove set forth, PROVIDED that in order to exercise this renewal option, the Tenant shall be required to give to the Landlord written notice thereof delivered not less than three (3) months before the expiration of the term. Any renewal pursuant to this provision shall be on the same terms and conditions contained herein, except there shall be no further right of renewal and that the rent payable by the Tenant shall be fair market rental for similar premises at that time, and failing agreement, rent is to be set in accordance with the Arbitration Act (Ontario); provided that in no event shall the rent be less than that provided for in this Lease for the last year of the original term.

28.         SUCCESSORS AND ASSIGNS

            It is hereby expressly agreed that these presents and all rights, advantages, privileges, powers and things hereby secured to the parties hereto shall be fully secured to, binding upon and exercisable by the respective successors and assigns, and all parties claiming by, through or under them or any of them and that all covenants, liabilities and obligations entered into by or imposed hereunder upon the parties hereto shall be equally binding upon the respective successors and assigns and wherever in these presents reference is made to "person" or "persons" such expression shall be construed to include individuals, firms, syndicates, companies, corporations and trustees and where the context may require, the singular shall include the plural and the masculine shall include the feminine and neuter. If any paragraph, subparagraph, clause or subclause in this Lease shall be judicially held invalid or unenforceable the remainder of this Lease shall be interpreted as if such paragraph, subparagraph, clause or subclause had not been included.

            The covenants by the Tenant and the Indemnifier, if more than one person, firm or corporation, are hereby declared to be joint and several. The word "Tenant" or Indemnifier" (as the case may be) is deemed to be taken to mean each and every person or party mentioned as Tenant or Indemnifier herein (as the case may be), whether one or more, and if there is more than on Tenant or Indemnifier, any notice required under this Lease may be given by or to any one of them, and has the same force and effect as if given by or to all of them.

29.         INDEMNIFIER

            N/A

30.         DUE AUTHORIZATION

            The Landlord and the Tenant covenant that each of them has all requisite power and possesses all licences, franchises, permits, consents and other rights and authorizations necessary to enable each of them to enter into this Lease contemplated hereby. The Tenant covenants, represents and warrants that it is not a party to any agreement which would restrict or covenant which would prevent the Tenant from opening the Leased Premises for business and operating same throughout the term for the purposes set out herein.

31.         SEVERABILITY

            If any term, covenant or condition of this Lease or the application thereof to any person or circumstance is to any extent held or rendered invalid, unenforceable or illegal, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those with respect to which it is held invalid, unenforceable or illegal, is not affected thereby and continues to be applicable and enforceable to the fullest extent permitted by law.

32.         POST-DATED CHEOUES AND DEPOSIT

            Provided further that upon the execution of this Lease, the Tenant will deliver to the Landlord a series of twelve (12) post-dated cheques payable to the Landlord or according to the Landlord's direction, covering the monthly instalments of rent falling due in the first year of the term created hereunder and thereafter on or before each anniversary of the commencement date of this Lease, the Tenant will forward to the Landlord, or its nominee, a further series of twelve (12) post-dated cheques in respect of rent falling due in the next ensuing year, payable to the Landlord or according to the Landlord's direction. The Tenant hereby deposits with the Landlord the amount set out as "Deposit" in
Section 2(f), which shall be held by the Landlord without interest and applied as hereinbefore stated.

33.         FORCE MAJEURE

            Notwithstanding anything contained in this Lease, neither party shall be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease, if such default is due to any strike, lock-out, civil commotion, warlike operation, invasion, rebellion, hostilities, military or usurped power, sabotage, government regulations or controls, inability to obtain any material or service, an act of God or other cause beyond the control of such party.

34.         ALL REMEDIES AVAILABLE

            The Tenant covenants and agrees that all remedies available to the Landlord if the Tenant fails to pay rent or any instalment thereof (whether such remedies are provided by the terms of this Lease or otherwise) shall also be available to the Landlord if the Tenant fails to pay any other amount it is required to pay under the terms of this Lease.

35.         NO OTHER RELATIONSHIP

            It is understood and agreed that neither the provisions of this Lease nor any acts of the parties hereto shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

36.         TIME OF THE ESSENCE

            Time shall be of the essence of this Lease except as specified herein.

37.         AMENDMENT

            This Lease may not be modified or amended except by an instrument in writing signed by the parties hereto or by their successors and assigns.

38.         ENTIRE AGREEMENT

            This Lease constitutes the entire agreement between the Landlord and the Tenant and neither party is bound by any representation, warranty, promise, agreement or inducement not embodied herein.

39.         GOVERNING LAW

            This Lease shall be governed by and construed according to the laws of the Province of Ontario.

            IN WITNESS WHEREOF the parties hereto have hereunto executed this agreement.

LANDLORD:                    1249462 ONTARIO LIMITED


                             Per: /s/ Vic De Zen
                                  ----------------------------------------
                                  Vic De Zen
                                  President

                             I have the authority to bind the corporation.

TENANT:                      INTERNATIONAL MENU SOLUTIONS INC.


                             Per: /s/ Michael A. Steele
                                  ----------------------------------------
                                  Michael A. Steele
                                  President

                             I have the authority to bind the corporation.

                                  SCHEDULE "A"
                                    SUITE 202

                                [GRAPHIC OMITTED]

                                  SCHEDULE "B"
                               SPECIAL PROVISIONS

      In the event that the Landlord proposes to rent Suite 203 to a third party, then the Landlord shall give the first right of refusal to the Tenant to lease such premises on the same terms and conditions as contained in this Lease other than the rent which shall be at the greater of the rent provided for herein and the rent in the offer submitted to the Landlord by a prospective tenant with respect to Suite 203 as is acceptable to Landlord for such premises, exercisable on notice within five (5) business days of receipt from the Landlord of the offer for such space from the other prospective tenant. This right of first refusal shall expire once Landlord has leased Suite 203. If the Tenant does not exercise such right of first refusal and the Landlord leases the reception area and Suite 203 to another tenant, the Landlord will provide Tenant with thirty
      (30) days written notice to relocate its reception area to the second floor of the building. Additionally, the Landlord shall require the new tenant to locate its reception area on its second floor premises unless both parties shall mutually agree on a sharing arrangement for the first floor reception area. The rent payable hereunder shall be adjusted to reflect any reduction in the gross floor area of the Tenant's areas.

3. The Landlord shall use its best efforts to obtain a written Non-Disturbance Agreement under seal from any mortgagee or other encumbrancer of the complex who has, or may in the future have, priority to the Tenant's leasehold interest in the Leased Premises. Such Non-Disturbance Agreement shall provide that notwithstanding the exercise of any rights by any such mortgagee or other encumbrancer, so long as the Tenant is not then in default, the Tenant shall be entitled to remain undisturbed in its possession of the Leased Premises, subject to the terms and conditions of the Lease. The Tenant will not be required to subordinate or postpone this Lease nor to attorn to any mortgagee or encumbrancer unless the Landlord has obtained such Non-Disturbance Agreement.

4.    (a)   If the Landlord receives a bona fide offer to purchase the Lands or any part thereof, including,without limitation, the Leased Premises
            (the "Available Space") from a third party (the "Third PartyOffer"), which the Landlord desires to accept; then the Landlord shall first give the Tenant written notice of the Third Party Offer detailing the terms and conditions contained in the Third Party Offer, and such notice shall constitute an offer to purchase the Available
            Space by the Tenant upon the exact terms and conditions contained in the Third Party Offer. The Tenant may elect, by giving written notice (the "Tenant's Notice") to the Landlord within ten (10) business days after receipt of the Landlord's notice, to purchase the Available Space on the terms and conditions set out in the Third
            Party Offer. The Tenant shall execute an agreement for purchase and sale for the Available Space, incorporating the terms and conditions set out in the Third Party Offer in form acceptable to the Landlord.

      (b) If the Tenant does not elect to purchase the Available Space and deliver the Tenant's notice within the time and in the manner set out in paragraph (a) or fails to execute the agreement for purchase and sale, then the Tenant's rights contained in this Section shall no longer be available to the Tenant unless the agreement of purchase and sale resulting from the Third Party Offer is not completed, in which case the Tenant's right of first refusal pursuant to this Section shall apply to any further bona fide arm's length Third Party Offer received by the Landlord. Subject to the foregoing sentence, the Tenant's rights contained in this Section shall apply on one (1) occasion only with respect to the Available Space which is subject to the Third Party Offer and shall afterwards be of no effect, whether or not the Tenant elects to purchase the Available Space offered to be sold to the Tenant pursuant to the term of this Section. However, for further clarity, the Tenant's rights in this Section shall remain in full force and effect with respect to any Lands (or part thereof) other than the Available Space which was subject to a completed agreement of purchase and sale.

5. The Landlord shall within a reasonable time frame after the Commencement Date effect the following, all at the Landlord's cost:

      i. Replacement of damaged ceiling tiles as the Landlord reasonably determines is proper;
      ii.   Cleaning of interior and exterior windows;
      iii.  Removal of large tree at ground floor main entrance to Suite
            202/203;
      v. Refinish stucco wall at main entrance in color as scheduled from Landlord's samples;
      vi.   Landscaping of perimeter of the building with annuals and shrubs;
      vii.  Repair or replacement of interlocking stone at entrance;
      viii. Repair of cracked tiles/floor at entrance to Suite 202/203; and
      ix. Removal of door and frame leading to industrial space and replacement with drywall.